SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2005

WALGREEN CO.
(Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 914-2500

Item 8.01. OTHER EVENTS.

On September 2, 2005, Walgreen Co. (the "Company") announced that of the 74 stores initially closed as a result of Hurricane Katrina and its aftermath, 25 have reopened.  The Company expects to incur expenses in the Fourth Quarter of Fiscal Year 2005 due to losses of inventory, property and equipment, the amount of which is indeterminable at this time.  Due to factors beyond the control of the Company, it has not yet been determined when the remaining stores will reopen.

In connection with this announcement, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits
Exhibit Number	Description
Exhibit 99.1	Press Release issued by Walgreen Co., dated September 2, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
WALGREEN CO.
(Registrant)

	By:	/s/ William M. Rudolphsen
William M. Rudolphsen
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer)
Date: September 2, 2005